AGREEMENT AND PLAN OF REORGANIZATION



                          DATED AS OF NOVEMBER 8, 1996



                                      AMONG


                          ASR INVESTMENTS CORPORATION,
                           PIMA REALTY ADVISORS, INC.,
                       PIMA MORTGAGE LIMITED PARTNERSHIP,
                        HERITAGE RESIDENTIAL GROUP, INC.,
                                  JON A. GROVE,
                              FRANK S. PARISE, JR.,
                                 JOSEPH C. CHAN,
                           JC MORTGAGE ADVISORS, INC.,
                           JG MORTGAGE ADVISORS, INC.,
                                       AND
                           FP MORTGAGE ADVISORS, INC.
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                                TABLE OF CONTENTS

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I.       MERGERS................................................................................................  3
         1.1      Pima Realty Merger............................................................................  3
                  (a)      Effect of the Pima Realty Merger.....................................................  3
                  (b)      Name of Heritage.  ..................................................................  3
                  (c)      Articles of Incorporation and Bylaws.  ..............................................  3
                  (d)      Status and Conversion of Securities..................................................  4
                  (e)      ASR to Make Shares Available.  ......................................................  4
                  (f)      Information Respecting Pima Realty.  ................................................  5
                  (g)      Further Documents....................................................................  6
         1.2      Pima Mortgage Merger..........................................................................  6
                  (a)      Effect of the Pima Mortgage Merger.  ................................................  7
                  (b)      Name of Heritage.  ..................................................................  7
                  (c)      Articles of Incorporation and Bylaws.................................................  7
                  (d)      Status and Conversion of Securities..................................................  7
                  (e)      ASR to Make Shares Available.  ......................................................  8
                  (f)      Information Respecting the Pima Mortgage Partners and Pima Mortgage..................  8
                  (g)      Further Documents.  .................................................................  9
         1.3      Effective Date.  .............................................................................  9

II.      SHAREHOLDER APPROVALS; PROXY AND REGISTRATION FILINGS.................................................. 10
         2.1      Shareholder/Partner Approvals................................................................. 10
         2.2      Proxy and Registration Statements............................................................. 10
                  (a)      Preparation of Private Offering Memorandum........................................... 10
                  (b)      Preparation of Proxy Statement....................................................... 10
                  (c)      Preparation of Registration Statement................................................ 11
                  (d)      Amendments to Private Offering Memorandum, Proxy Statement, and
                           Registration Statement............................................................... 12

III.     REPRESENTATIONS AND WARRANTIES......................................................................... 13
         3.1      Representations and Warranties of Pima Realty, Pima Mortgage, the Pima
                  Mortgage Partners, and the Pima Shareholders.................................................. 13
                  (a)      Due Incorporation, Good Standing, and Qualification.................................. 13
                  (b)      Corporate Authority.................................................................. 14
                  (c)      Capital Stock........................................................................ 14
                  (d)      Options, Warrants and Rights......................................................... 15
                  (e)      Subsidiaries......................................................................... 16
                  (f)      Financial Statements................................................................. 16
                  (g)      No Material Change................................................................... 17
                  (h)      Title to Properties.................................................................. 17
                  (i)      Litigation........................................................................... 18
                  (j)      Rights and Licenses.................................................................. 19
                  (k)      No Violation......................................................................... 19
                  (l)      Taxes................................................................................ 19
                  (m)      Accounts Receivable.................................................................. 20
                  (n)      Contracts............................................................................ 20
                  (o)      Compliance with Law and Other Regulations............................................ 21
                  (p)      Insurance............................................................................ 21
                  (q)      Minute Books......................................................................... 22
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                  (r)      Certain Claims by the Pima Shareholders.............................................. 22
                  (s)      All Business Assets Transferred...................................................... 22
                  (t)      Accuracy of Statements............................................................... 22
         3.2      Pima Shareholders' Securities Representations and Warranties.................................. 23
                  (a)      Acquisition of ASR Common Stock for Grove's, Parise's, and Chan's
                           Account. ............................................................................ 23
                  (b)      Knowledge and Experience in Financial and Business Matters. ......................... 23
                  (c)      Available Information.  ............................................................. 23
                  (d)      Accredited Investor Status........................................................... 24
         3.3      Representations and Warranties of ASR and Heritage............................................ 24
                  (a)      Due Incorporation, Good Standing, and Qualification.................................. 24
                  (b)      Corporate Authority.................................................................. 25
                  (c)      Capital Stock........................................................................ 25
                  (d)      Options, Warrants and Rights......................................................... 26
                  (e)      Subsidiaries......................................................................... 26
                  (f)      Financial Statements................................................................. 26
                  (g)      No Material Change................................................................... 27
                  (h)      Title to Properties.................................................................. 27
                  (i)      Litigation........................................................................... 28
                  (j)      Rights and Licenses.................................................................. 28
                  (k)      No Violation......................................................................... 28
                  (l)      Taxes................................................................................ 29
                  (m)      Accounts Receivable.................................................................. 29
                  (n)      Contracts............................................................................ 29
                  (o)      Compliance with Law and Other Regulations............................................ 30
                  (p)      Insurance............................................................................ 31
                  (q)      Minute Books......................................................................... 31
                  (r)      SEC Reports.......................................................................... 31
                  (s)      Accuracy of Statements............................................................... 31
                  (t)      Status of ASR Common Stock to be Issued.............................................. 32

IV.      COVENANTS.............................................................................................. 32
         4.1      Covenants of Pima Realty, Pima Mortgage, the Pima Mortgage Partners, and the
                  Pima Shareholders............................................................................. 32
                  (a)      Preservation of Business............................................................. 32
                  (b)      Ordinary Course...................................................................... 33
                  (c)      Books and Records.................................................................... 33
                  (d)      No Organic Change.................................................................... 33
                  (e)      No Issuance by Pima Realty, Pima Mortgage or the Pima Mortgage
                           Partners of Shares, Options, Partnership Units, or Other Securities.................. 33
                  (f)      Compensation......................................................................... 34
                  (g)      Dividends............................................................................ 34
                  (h)      Consents and Approvals............................................................... 35
         4.2      Covenants of ASR.............................................................................. 35
                  (a)      Preservation of Business............................................................. 35
                  (b)      Ordinary Course...................................................................... 36
                  (c)      Books and Records.................................................................... 36
                  (d)      No Organic Change.................................................................... 36
                  (e)      No Issuance by ASR of Shares,  Option, or Other Securities........................... 37
                  (f)      Compensation......................................................................... 37
                  (g)      Dividends............................................................................ 38
                  (h)      Consents and Approvals............................................................... 38
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V.       CONDITIONS PRECEDENT TO OBLIGATIONS.................................................................... 38
         5.1      Conditions Precedent to the Obligations of ASR and Heritage................................... 38
                  (a)      Accuracy of Representations and Warranties........................................... 38
                  (b)      Performance of Agreements............................................................ 39
                  (c)      Corporate Approvals.................................................................. 39
                  (d)      Opinion of Counsel for Pima Realty................................................... 39
                  (e)      No Material Adverse Change........................................................... 41
                  (f)      Litigation........................................................................... 41
                  (g)      Listing on Stock Exchange............................................................ 41
                  (h)      Proceedings Satisfactory to Counsel.................................................. 41
                  (i)      Employment Agreements................................................................ 42
                  (j)      Receipt of Fairness Opinion; Approval of Special Committee and ASR
                           Stockholders......................................................................... 42
                  (k)      Execution of Master Combination and Contribution Agreement........................... 42
                  (l)      Approval of ASR Stockholders......................................................... 42
         5.2      Conditions Precedent to the Obligations of Pima Realty, Pima Mortgage, Each
                  of the Pima Mortgage Partners, and the Pima Shareholders. .................................... 42
                  (a)      Accuracy of Representations and Warranties........................................... 43
                  (b)      Performance of Agreements............................................................ 43
                  (c)      Corporate Approval................................................................... 43
                  (d)      Opinion of Counsel for ASR........................................................... 43
                  (e)      No Material Adverse Change........................................................... 45
                  (f)      Litigation........................................................................... 45
                  (g)      Listing on Stock Exchange............................................................ 46
                  (h)      Proceedings Satisfactory to Counsel.................................................. 46

VI.      WAIVER, MODIFICATION, ABANDONMENT...................................................................... 46
         6.1      Waivers....................................................................................... 46
         6.2      Modification.................................................................................. 46
         6.3      Abandonment................................................................................... 47
         6.4      Effect of Abandonment......................................................................... 48
         6.5      Closing....................................................................................... 49

VII.     GENERAL................................................................................................ 50
         7.1      Indemnity Against Finders..................................................................... 50
         7.2      Controlling Law............................................................................... 50
         7.3      Notices....................................................................................... 50
         7.4      Binding Nature of Agreement; No Assignment.................................................... 51
         7.5      Entire Agreement.............................................................................. 51
         7.6      Execution in Counterparts..................................................................... 52
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                      AGREEMENT AND PLAN OF REORGANIZATION


                  THIS AGREEMENT AND PLAN OF REORGANIZATION is dated as of November 8, 1996, among Pima Realty Advisors, Inc., an Arizona corporation ("Pima Realty"); Pima Mortgage Limited Partnership, an Arizona limited partnership ("Pima Mortgage"); ASR Investments Corporation, a Maryland corporation ("ASR"); Heritage Residential Group, Inc., an Arizona corporation, which is a wholly owned subsidiary of ASR ("Heritage"); Jon A. Grove ("Grove"), Frank S. Parise, Jr. ("Parise"), and Joseph C. Chan ("Chan") (collectively referred to as the "Pima Shareholders"); and JG Mortgage Advisors, Inc., an Arizona corporation ("JG Mortgage"), JC Mortgage Advisors, Inc., an Arizona corporation ("JC Mortgage"), and FP Mortgage Advisors, Inc. ("FP Mortgage"), an Arizona corporation (collectively referred to as the "Pima Mortgage Partners").

                  The Pima Shareholders own all of the outstanding shares of Common Stock of Pima Realty, constituting all of the outstanding capital stock of Pima Realty. Grove is the sole shareholder of JG Mortgage; Parise is the sole shareholder of FP Mortgage; and Chan is the sole shareholder of JC Mortgage. The Pima Mortgage Partners own all of the outstanding general partnership interests and limited partnership interests in Pima Mortgage.

                  ASR, Pima Realty, Pima Mortgage, and Winton & Associates, Inc., a Washington corporation ("Associates"), have engaged in extensive discussions regarding the combination of their respective businesses in the following manner: (i) a merger of Pima Realty with and into Heritage (the "Pima Realty Merger"), pursuant to this Agreement; (ii) immediately following the consummation of the Pima Realty Merger, Pima Mortgage shall effectively be merged with and into Heritage through the mergers of each of the Pima Mortgage Partners with and into Heritage (collectively referred to as the "Pima Mortgage Merger"), pursuant to this Agreement; and (iii) immediately following the consummation of the Pima Mortgage Merger, Associates shall be merged with and into Heritage (the "Associates Merger"), pursuant to that certain Agreement and Plan of Reorganization of even date by and among Associates, Don W. Winton ("Winton"), Heritage, and ASR (the "Associates Merger Agreement"). The Pima Realty Merger, the Pima Mortgage Merger, and the Associates Merger are collectively referred to herein as the "Property Management Mergers."

                  For federal income tax purposes, it is intended that the Pima Realty Merger and the Pima Mortgage Merger shall qualify as reorganizations within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"). Specifically, it is intended that the Pima Realty Merger and the Pima Mortgage Merger qualify as forward triangular reorganizations under Sections 368(a)(1)(A) and 368(a)(2)(D) of the Code.

                  Because Pima Realty and Pima Mortgage are both wholly owned by affiliates of ASR, a Special Committee of the independent directors of the ASR Board of Directors (the "Special Committee") has been established to determine the fairness of the Pima Realty Merger and Pima Mortgage Merger to ASR. The Special Committee has obtained independent legal representation and has retained Oppenheimer & Co., Inc. to render a fairness opinion. As a condition precedent to the consummation of the Pima Realty Merger and the Pima Mortgage Merger, the Special Committee and the stockholders of ASR must approve the Pima Realty Merger and the Pima Mortgage Merger.

                  NOW, THEREFORE, the parties hereto hereby approve and adopt this Agreement as a Plan of Reorganization and do mutually covenant and agree as follows:

I.       MERGERS

                  1.1 Pima Realty  Merger.  On the Effective Date (as defined in
Section 1.3 hereof), Pima Realty shall be merged with and into Heritage, which shall be the surviving corporation, pursuant to the Agreement and Plan of Merger attached as Exhibit "1" hereto (the "Pima Realty Plan of Merger"). On or before the Closing Date (as defined in Section 8.1 of that certain Master Combination and Contribution Agreement among the Winton Parties, the REIT Parties, and the Management Parties to which this Merger Agreement is attached as Exhibit "2"
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hereto  and  referred  to herein as the  "Master  Combination  and  Contribution
Agreement"), ASR shall cause the Pima Realty Plan of Merger to be filed with the Arizona Corporation Commission.

                           (a) Effect of the Pima Realty  Merger.  Upon the Pima
Realty Merger becoming effective, the separate existence of Pima Realty shall cease, and Heritage shall succeed to and possess all the properties, rights, privileges, powers, franchises, and immunities, of a public as well as of a private nature, and be subject to all the debts, liabilities, obligations, restrictions, disabilities, and duties of Pima Realty, all without further act or deed, as provided by law.

                           (b) Name of Heritage. On the Effective Date, the name
of Heritage shall remain "Heritage Residential Group, Inc."

                           (c)  Articles  of  Incorporation   and  Bylaws.   The
Articles of Incorporation and the Bylaws of Heritage as in effect on the Effective Date shall be, from and after the Effective Date, the Articles of Incorporation and Bylaws of Heritage until they are amended.

                           (d) Status and Conversion of Securities.

                                    (i) Conversion of Pima Realty Stock into ASR
Stock. Upon the Pima Realty Merger becoming effective, all of the outstanding shares of Pima Realty Common Stock, par value $.01 per share ("Pima Realty Common Stock"), issued and outstanding on the Effective Date, by reason of the Pima Realty Merger and without any action on the part of the holders thereof, shall be converted into an aggregate of $26,560 in shares of ASR Common Stock, par value $.01 per share ("ASR Common Stock"). Any shares of Pima Realty Common Stock held in the treasury of Pima Realty shall be cancelled and all rights with respect thereto shall cease to exist and no cash or securities or other property shall be issued in respect thereof. As used herein, the term "Exchange Ratio" shall mean the average of the closing price of ASR Common Stock on the American Stock Exchange for the 10 trading days immediately preceding the announcement of the transactions contemplated by the Master Combination and Contribution Agreement.

                                    (ii)   Common   Stock   of   Heritage.   All
authorized shares of Heritage Common Stock, par value $.01 per share ("Heritage Common Stock"), whether issued or unissued, outstanding or reacquired, shall continue unchanged as shares of Common Stock of Heritage.

                           (e) ASR to Make Shares Available.  At the Closing (as
defined in the Combination Agreement), ASR shall deliver to each of Grove, Parise, and Chan a certificate, registered in the name of each of Grove, Parise, and Chan, respectively, for $532,000 in duly authorized, validly issued, and non-assessable shares of ASR Common Stock and Grove, Chan, and Parise shall deliver to ASR certificates representing all of the issued and outstanding shares of Pima Realty duly endorsed for transfer to ASR. Such certificates shall bear a legend to the effect that the shares of ASR Common Stock have not been registered under the Securities Act or state securities laws, and that transfers may be made only in accordance with such laws.

                           (f) Information  Respecting Pima Realty.  Pima Realty
shall furnish to ASR for inclusion in (a) the proxy statement to be filed by ASR
in  connection  with  soliciting  the  approval  by  its   stockholders  of  the
transactions contemplated by the Master Combination and Contribution Agreement, including, the Property Management Mergers (the "Proxy Statement"), (b) the private offering memorandum (the "Private Offering Memorandum") to be prepared by ASR for shares of ASR Common Stock to be offered in the Property Management Mergers and the exchange offer (the "Exchange Offer") for limited partnership interests in various limited partnerships in which Winton is the general partner (the "Transferors"), and the offer of limited partnership interests ("LP Units") in Heritage Communities LP, a Delaware limited partnership, for the assets of
the  Transferors  (the  "Asset   Transfer"),   as  contemplated  by  the  Master
Combination and Contribution Agreement, and (c) the registration statement (the "Registration Statement") to be filed by ASR for the resale of the ASR stock to be issued
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in the Property Management Mergers and the Exchange Offer or upon the conversion of the LP Units, as contemplated by the Master Combination and Contribution Agreement, such information about Pima Realty as ASR may reasonably request to enable ASR to prepare the Private Offering Memorandum and to prepare and file the Proxy Statement and the Registration Statement or amendments thereto with the Securities and Exchange Commission (the "SEC") and to cause the Registration Statement to be declared effective and the Proxy Statement to be cleared by the SEC. Pima Realty and the Pima Shareholders jointly and severally represent and warrant that the information so supplied, as it may be revised from time to time by Pima Realty, will not contain any statement which, as of the time of the Proxy Statement or Registration Statement is filed with the SEC, the Private Offering Memorandum is distributed, or the Registration Statement is declared effective and the Proxy Statement is cleared by the SEC, and which in the light of the circumstances under which it is made, is false or misleading with respect to any material fact, or which omits to state any material fact required to be stated therein or necessary in order to make the statement therein not false or misleading.

                           (g)  Further  Documents.  From  time to time,  on and
after the Effective Date, Heritage, ASR, and their respective successors or assigns, and their officers and directors shall have the right, for and on behalf and in the name of Pima Realty or otherwise, to execute and deliver all such deeds, bills of sale, assignments, and other instruments and to take or cause to be taken such further or other actions as Heritage, ASR, or their respective successors or assigns may deem necessary or desirable in order to confirm of record or otherwise to Heritage title to and possession of all of the properties, rights, privileges, powers, franchises, and immunities of Pima Realty and otherwise to carry out fully the provisions and purposes of this Agreement.

                  1.2 Pima Mortgage Merger. On the Effective Date (as defined in
Section 1.3 hereof), each of the Pima Mortgage Partners shall be merged with and into Heritage, which shall be the surviving corporation, pursuant to the Agreement and Plan of Merger attached as Exhibit "3" hereto (the "Pima Mortgage Plan of Merger"). On or before the Closing Date (as defined in Section 8.1 of the Master Combination and Contribution Agreement), ASR shall cause the Pima Mortgage Plan of Merger to be filed with the Arizona Corporation Commission.

                           (a) Effect of the Pima Mortgage Merger. Upon the Pima
Mortgage Merger becoming effective, the separate existences of each of the Pima Mortgage Partners shall cease, and Heritage shall succeed to and possess all the properties, rights, privileges, powers, franchises, and immunities, of a public as well as of a private nature, and be subject to all the debts, liabilities, obligations, restrictions, disabilities, and duties of each of the Pima Mortgage Partners, all without further act or deed.

                           (b) Name of Heritage. On the Effective Date, the name
of Heritage shall remain "Heritage Residential Group, Inc."

                           (c)  Articles  of  Incorporation   and  Bylaws.   The
Articles of Incorporation and the Bylaws of Heritage as in effect on the Effective Date shall be, from and after the Effective Date, the Articles of Incorporation and Bylaws of Heritage until they are amended.

                           (d) Status and Conversion of Securities.

                                    (i) Conversion of Stock of the Pima Mortgage
Partners into ASR Stock. Upon the Pima Mortgage Merger becoming effective, all of the outstanding shares of Common Stock of each of the Pima Mortgage Partners (collectively referred to as the "Pima Mortgage Partners Common Stock") issued and outstanding on the Effective Date, by reason of the Pima Mortgage Merger and without any action on the part of the holders thereof, shall be converted into an aggregate of 235,440 shares of ASR Common Stock. Any shares of each of the Pima Mortgage Partners Common Stock owned by ASR or held in the respective treasuries of each of the Pima Mortgage Partners shall be cancelled and all rights in respect thereof shall cease to exist and no cash or securities or other property shall be issued in respect thereof.
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                                    (ii)   Common   Stock   of   Heritage.   All
authorized shares of Heritage Common Stock, whether issued or unissued, outstanding or reacquired, shall continue unchanged as shares of Common Stock of Heritage.

                           (e) ASR to Make Shares Available.  At the Closing (as
defined in the Master Combination and Contribution Agreement), ASR shall deliver to each of Grove, Parise, and Chan, registered in the name of each of Grove, Parise, and Chan, respectively, for $4,718,000 in duly authorized, validly issued, and non-assessable shares of ASR Common Stock and Grove, Parise, and Chan shall deliver to ASR certificates representing all of the issued and outstanding shares of each of the Pima Mortgage Partners duly endorsed for transfer to ASR. Such certificates shall bear a legend to the effect that the shares of ASR Common Stock have not been registered under the Securities Act or state securities laws, and that transfers may be made only in accordance with such laws.

                           (f) Information Respecting the Pima Mortgage Partners
and Pima Mortgage. Each of the Pima Mortgage Partners and Pima Mortgage shall furnish to ASR for inclusion in the Proxy Statement, the Private Offering Memorandum, and the Registration Statement or amendments thereto such information about the Pima Mortgage Partners and Pima Mortgage as ASR may reasonably request to enable ASR to prepare the Private Offering Memorandum and to prepare and file the Proxy Statement and the Registration Statement or amendments thereto with the SEC and to cause the Registration Statement to be declared effective and the Proxy Statement to be cleared by the SEC. The Pima Shareholders, the Pima Mortgage Partners, and Pima Mortgage jointly and severally represent and warrant that the information so supplied, as it may be revised from time to time by the Pima Shareholders, the Pima Mortgage Partners, and Pima Mortgage, will not contain any statement which, as of the time the Proxy Statement or Registration Statement is filed with the SEC, the Private Offering Memorandum is distributed, or the Registration Statement is declared effective and the Proxy Statement is cleared by the SEC, and which in the light of the circumstances under which it is made, is false or misleading with respect to any material fact, or which omits to state any material fact required to be stated therein or necessary in order to make the statements therein not false or misleading.

                           (g)  Further  Documents.  From  time to time,  on and
after the Effective Date, Heritage, ASR, and their respective successors or assigns, and their officers and directors shall have the right, for and on behalf and in the name of each Pima Mortgage Partner or Pima Mortgage or otherwise, to execute and deliver all such deeds, bills of sale, assignments, and other instruments and to take or cause to be taken such further or other actions as Heritage, ASR, or their respective successors or assigns may deem necessary or desirable in order to confirm of record or otherwise to Heritage title to and possession of all of the properties, rights, privileges, powers, franchises, and immunities of each of the Pima Mortgage Partners and Pima Mortgage and otherwise to carry out fully the provisions and purposes of this Agreement.

                  1.3 Effective Date. The Pima Realty Merger and the Pima Mortgage Merger shall become effective when the Pima Realty Plan of Merger and the Pima Mortgage Plan of Merger have been filed with and approved as required by the Arizona Corporation Commission, which the parties contemplated to be the Closing Date (as defined in the Master Combination and Contribution Agreement).

II.      SHAREHOLDER APPROVALS; PROXY AND REGISTRATION FILINGS

                  2.1 Shareholder/Partner Approvals. Meetings of the shareholders of each of the Pima Mortgage Partners, ASR, and Pima Realty shall be held in accordance with the laws of their respective states of incorporation, on or before the Closing Date as specified in the Master Combination and Contribution Agreement in the case of ASR and on the Commitment Date (as defined in the Master Combination and Contribution Agreement) in connection with the transactions contemplated by the Master Combination and Contribution Agreement in the case of each of the Pima Mortgage Partners and Pima Realty, in each case, among other things, to consider and act upon the adoption of this Agreement (except, in all cases in lieu of meetings, the adoption of
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
this Agreement may be consented to in writing by the shareholders of each of the Pima Mortgage Partners, Heritage, and Pima Realty on or before those dates). ASR, as the sole stockholder of Heritage, votes for, adopts, and consents to the Merger Agreement and each of the Mergers.

                  2.2 Proxy and Registration Statements.

                           (a) Preparation of Private Offering  Memorandum.  ASR
shall prepare the Private Offering Memorandum to be used in connection with the Property Management Mergers, the Exchange Offer, and the Asset Transfer as contemplated by the Master Combination and Contribution Agreement.

                           (b) Preparation of Proxy Statement. ASR shall prepare
and file with the SEC the Proxy Statement and related proxy material to be used in connection with the meeting of the stockholders of ASR referred to in Section
2.1 as contemplated by the Master Combination and Contribution Agreement.

                           (c) Preparation of Registration Statement.  ASR shall
prepare the Registration Statement, including a form of prospectus, and one or more amendments thereto, on Form S-3 or other appropriate form covering the resale of shares of ASR Common Stock into which the outstanding shares of the Pima Realty Common Stock and each of the Pima Mortgage Partners Common Stock are to be converted as set forth in Sections 1.1(d) and 1.2(d) of this Agreement and shall use its best efforts to cause the Registration Statement to become effective, or as soon as practicable after the Effective Date and to remain effective during the period and subject to the limitations set forth in the Registration Agreement applicable to the Exchange Offer. ASR shall deliver to Pima Realty and each of the Pima Mortgage Partners copies of the Registration Statement and each amendment thereto filed or proposed to be filed (and of each related preliminary prospectus). ASR shall advise Pima Realty and each of the Pima Mortgage Partners and shall confirm in writing (i) when the Registration Statement or any post-effective amendment thereto shall have become effective and when any amendment of or supplement to the Prospectus is filed with the Commission, (ii) when the SEC shall make a request or suggestion for any amendment or supplement to the Registration Statement or the Prospectus or for additional information and the nature and substance thereof, and (iii) of the issuance by the SEC of a stop order suspending the effectiveness of the Registration Statement, and shall use its best efforts to prevent the issuance of a stop order and, if such order shall be issued, to obtain the withdrawal thereof at the earliest possible time. ASR represents and warrants to Pima Realty and each of the Pima Mortgage Partners that the Registration Statement and the Prospectus and any other amendments and supplements thereto, will, when they become effective or are first used, conform in all material respects to the requirements of the Securities Act of 1933, as amended (the "Securities Act"), and the rules and regulations thereunder, and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that ASR makes no representation or warranty as to statements or omissions therein relating to Pima Realty, Pima Mortgage, or any of the Pima Mortgage Partners. Notwithstanding the foregoing, ASR may utilize for purposes of this Section a Registration Statement including other shares or securities of ASR as long as the shares of ASR Common Stock to be registered as provided in this Section may be included in such Registration Statement without any restrictions or cutbacks.

                           (d) Amendments to Private Offering Memorandum,  Proxy
Statement, and Registration Statement. If it shall be necessary at any time to amend or supplement the Private Offering Memorandum, the Proxy Statement, or the Registration Statement to correct any statement or omission with respect to any party to the Pima Realty Merger or Pima Mortgage Merger in order to comply with any applicable legal requirements, the party to which the change applies shall supply the necessary information to the others. To the extent necessary to comply with applicable legal requirements, ASR shall amend or supplement the Private Offering Memorandum, the Proxy Statement, and the Registration Statement.

III.     REPRESENTATIONS AND WARRANTIES

                  3.1 Representations and Warranties of Pima Realty, Pima Mortgage, the Pima Mortgage Partners, and the Pima Shareholders. Except as otherwise set forth in the Disclosure Schedule heretofore delivered to ASR by Pima Realty (the "Pima Realty Disclosure Schedule"); the Disclosure Schedule heretofore delivered to ASR by JG Mortgage (the "JG Mortgage Disclosure Schedule"); the Disclosure Schedule heretofore delivered to ASR by JC Mortgage (the "JC Mortgage Disclosure Schedule"); or the Disclosure Schedule heretofore delivered to ASR by FP Mortgage (the "FP Mortgage Disclosure Schedule"); (i) each of the Pima Shareholders, the Pima Mortgage Partners, and Pima Mortgage jointly and severally represents and warrants to ASR and Heritage with respect to Pima Mortgage; (ii) each Pima Shareholder represents and warrants to ASR and Heritage with respect only to that Pima Mortgage Partner of which such Pima Shareholder owns shares, and (iii) each of the Pima Shareholders and Pima Realty jointly and severally represents and warrants to ASR and Heritage with respect to Pima Realty as follows:

                           (a)   Due   Incorporation,    Good   Standing,    and
Qualification. Each of Pima Realty and the Pima Mortgage Partners is a corporation duly organized, validly existing, and in good standing under the laws of its jurisdiction of incorporation with the requisite corporate power and authority to own, operate, and lease its property and to carry on its business as now being conducted. Neither Pima Realty nor any of the Pima Mortgage Partners is subject to any material disability by reason of the failure to be duly qualified as a foreign corporation for the transaction of business or to be in good standing under the laws of any jurisdiction. Each of Pima Realty and the Pima Mortgage Partners has heretofore delivered to Heritage a list setting forth, as of the date of this Agreement, each jurisdiction in which each of Pima Realty and the Pima Mortgage Partners is qualified to do business. Pima Mortgage is a limited partnership duly organized, validly existing, and in good standing under the laws of the state of Arizona with all requisite power and authority to own, operate, and lease its property and to carry on its business as now being conducted.

                           (b) Corporate Authority.  Each of Pima Realty and the
Pima Mortgage Partners has the corporate power and authority to enter into this Agreement and (subject to the requisite approval of the Pima Shareholders with respect to Pima Realty and each Pima Shareholder with respect to the Pima Mortgage Partner of which such Pima Shareholder is the sole shareholder) to carry out the transactions contemplated hereby. The Boards of Directors of Pima Realty and each of the Pima Mortgage Partners have duly authorized the execution, delivery, and performance of this Agreement.

                           (c) Capital Stock.

                                    (i) Pima Realty. As of the date hereof, Pima
Realty has an authorized capital stock consisting of 1,000,000 shares of Serial Preferred Stock, $0.01 par value, of which none has been issued and outstanding, and 1,000,000 shares of Pima Realty Common Stock of which 3,000 shares are issued and outstanding. As of such date, no shares of Pima Realty Common Stock are held in treasury. All of the issued and outstanding shares of capital stock of Pima Realty have been validly authorized and issued and are fully paid and nonassessable.

                                    (ii) JG Mortgage.  As of the date hereof, JG
Mortgage has an authorized capital stock consisting of 100,000 shares of Common Stock, $.01 par value, of which 1,000 shares are issued and outstanding. As of such date, no shares of JG Mortgage Common Stock are reserved for issuance upon the exercise of outstanding JG Mortgage Stock Options. All of the issued and outstanding shares of capital stock of JG Mortgage have been validly authorized and issued and are fully paid and nonassessable.

                                    (iii) JC Mortgage. As of the date hereof, JC
Mortgage has an authorized capital stock consisting of 1,000 shares of Common Stock, $.01 par value, of which 1,000 shares are issued and outstanding. As of such date, no shares of JC Mortgage Common Stock are reserved for issuance upon the exercise of outstanding JC Mortgage Stock Options. All of the issued and outstanding shares of capital stock of JC Mortgage have been validly authorized and issued and are fully paid and nonassessable.

                                    (iv) FP Mortgage.  As of the date hereof, FP
Mortgage has an authorized capital stock consisting of 100,000 shares of Common Stock, $.01 par value, of which 1,000 shares are issued and outstanding. As of such date, no shares of FP Mortgage Common Stock are reserved for issuance upon the exercise of outstanding FP Mortgage Stock Options. All of the issued and outstanding shares of capital stock of FP Mortgage have been validly authorized and issued and are fully paid and nonassessable.

                           (d) Options, Warrants and Rights. Neither Pima Realty
nor any of the Pima Mortgage Partners has outstanding any options, warrants, or other rights to purchase, or convert any obligation into, any shares of its capital stock, other than those referred to in Section 3.1(c).

                           (e)  Subsidiaries.  Pima  Realty  does  not  have any
subsidiaries. None of the Pima Mortgage Partners has subsidiaries other than each Pima Mortgage Partner's general partner interest and limited partner interest in Pima Mortgage.

                           (f) Financial Statements.

                                    (i) Pima Realty.  The Balance  Sheet of Pima
Realty as of September 30, 1996, and the Statement of Income of Pima Realty for the nine months ended September 30, 1996, have been prepared in accordance with generally accepted accounting principles that were applied on a consistent basis, are correct and complete, and fairly and accurately present the financial position and results of operations of Pima Realty as of their respective date and for the period indicated. Pima Realty does not have any material liabilities or obligations of a type that would be included in a balance sheet prepared in accordance with generally accepted accounting principles, whether related to tax or non-tax matters, accrued or contingent, due or not yet due, liquidated or unliquidated, or otherwise except as and to the extent disclosed or reflected in the Balance Sheet of Pima Realty as of September 30, 1996, or incurred since September 30, 1996 in the ordinary course of business.

                                    (ii) Pima  Mortgage.  The  Balance  Sheet of
Pima Mortgage as of September 30, 1996, and the Statement of Income of Pima Mortgage for the nine months ended September 30, 1996 have been prepared in accordance with generally accepted accounting principles that were applied on a consistent basis, are correct and complete and fairly and accurately present the financial position and results of operations of Pima Mortgage as of their respective date and for the period indicated. Pima Mortgage does not have any material liabilities or obligations of a type that would be included in a balance sheet prepared in accordance with generally accepted accounting principles, whether related to tax or non-tax matters, accrued or contingent, due or not yet due, liquidated or unliquidated, or otherwise except as and to the extent disclosed or reflected in the Balance Sheet of Pima Mortgage as of September 30, 1996, or incurred since September 30, 1996 in the ordinary course of business.

                           (g) No Material  Change.  Except for  distribution of
assets to owners, there has not been and there is not threatened (i) any material change in the financial condition, business, properties, assets, or results of operations of Pima Realty, Pima Mortgage, or any of the Pima Mortgage Partners, (ii) any loss or damage (whether or not covered by insurance) to any of the assets or properties of Pima Realty, Pima Mortgage, or any of the Pima Mortgage Partners that materially affects or impairs their ability to conduct their respective businesses, (iii) any event or condition of any character that has materially and adversely affected the business or prospects (financial or otherwise) of Pima Realty, Pima Mortgage, or any of the Pima Mortgage Partners, or (iv) any mortgage or pledge of any material amount of the assets or properties of Pima Realty, Pima Mortgage, or any of the Pima Mortgage Partners or any indebtedness incurred by Pima Realty, Pima Mortgage, or any of the Pima Mortgage Partners other than indebtedness, not material in the aggregate, incurred in the ordinary course of business.

                           (h) Title to  Properties.  Each of Pima Realty,  Pima
Mortgage, and the Pima Mortgage Partners has good and marketable title to all of its real and personal properties, including all properties reflected in its most recent Balance Sheet or acquired subsequent to its most recent Balance Sheet (except properties disposed of subsequent to that date in the ordinary course of business or properties relating to discontinued operations). Such assets and properties are not subject to any mortgage, pledge, lien, claim, encumbrance, charge, security interest, or title retention or other security arrangement, except for liens for the payment of federal, state, and other taxes, the payment of which is neither delinquent nor subject to penalties, and except for other liens and encumbrances incidental to the conduct of the business of Pima Realty, Pima Mortgage, or the Pima Mortgage Partners or the ownership of their respective assets or properties, which were not incurred in connection with the borrowing of money or the obtaining of advances and which do not in the aggregate materially detract from the value of the assets or properties of Pima Realty, Pima Mortgage, or the Pima Mortgage Partners or materially impair the use thereof in the operation of their respective businesses. All leases pursuant to which any of Pima Realty, Pima Mortgage, or the Pima Mortgage Partners lease any substantial amount of real or personal property are valid and effective in accordance with their respective terms.

                           (i)   Litigation.   There  are  no  actions,   suits,
proceedings, or other litigation pending or, to the knowledge of Pima Realty, Pima Mortgage, or the Pima Mortgage Partners, threatened against or affecting any of Pima Realty, Pima Mortgage, or the Pima Mortgage Partners at law or in equity, or before or by any federal, state, municipal, or other governmental department, commission, board, bureau, agency, or instrumentality which, if determined adversely to any of Pima Realty, Pima Mortgage, or the Pima Mortgage Partners, would individually or in the aggregate have a material adverse effect on the business, assets, properties, operations, or prospects or on the condition, financial or otherwise, of any of Pima Realty, Pima Mortgage, or the Pima Mortgage Partners, except for those actions, suits, proceedings, or other pending litigation that are covered in full by insurance held by Pima Realty, Pima Mortgage, or the Pima Mortgage Partners.

                           (j) Rights and  Licenses.  None of Pima Realty,  Pima
Mortgage, or the Pima Mortgage Partners is subject to any material disability or liability by reason of its failure to possess any trademark, trademark right, trade name, trade name right, or license.

                           (k) No Violation.  The execution and delivery of this
Agreement and the consummation of the transactions contemplated hereby will not violate or result in a breach by any of Pima Realty, Pima Mortgage, or the Pima Mortgage Partners of, or constitute a default under, or conflict with, or cause any acceleration of any obligation with respect to (i) any provision or restriction of any charter, bylaw, loan, indenture, or mortgage of any of Pima Realty, Pima Mortgage, or the Pima Mortgage Partners, or (ii) any provision or restriction of any lien, lease agreement, contract, instrument, order, judgment, award, decree, ordinance, or regulation or any other restriction of any kind or character to which any assets or properties of any of Pima Realty, Pima Mortgage, or the Pima Mortgage Partners are subject or by which any of Pima Realty, Pima Mortgage, or the Pima Mortgage Partners are bound.

                           (l) Taxes.  Each of Pima Realty,  Pima Mortgage,  and
the Pima Mortgage Partners has filed all federal, state, foreign, local, and any other applicable tax returns and reports required to be filed and has paid in full all taxes and assessments shown due thereon (together with all interest, penalties, assessments, and deficiencies assessed in connection therewith due through the date hereof). Such tax returns and reports are correct in all material respects. Federal tax returns of Pima Realty, Pima Mortgage, and each of the Pima Mortgage Partners have not been audited by the Internal Revenue Service.

                           (m) Accounts  Receivable.  The accounts receivable of
each of Pima Realty, Pima Mortgage, and the Pima Mortgage Partners have been acquired in the ordinary course of business, are valid and enforceable, and are fully collectible, subject to no known defenses, set-offs, or counterclaims, except to the extent of the reserve reflected in the books of Pima Realty, Pima Mortgage, or any of the Pima Mortgage Partners or in such other amount that is not material in the aggregate.

                           (n) Contracts. Except as set forth in the Pima Realty
Disclosure Schedule, the JG Mortgage Disclosure Schedule, the JC Mortgage Disclosure Schedule, and the FP Disclosure Schedule, none of Pima Realty, Pima Mortgage, or the Pima Mortgage Partners is a party to (i) any plan or contract providing for bonuses, pensions, options, stock purchases, deferred compensation, retirement payments, or profit sharing, (ii) any collective bargaining or other contract or agreement with any labor union, (iii) any lease, installment purchase agreement, or other contract with respect to any real or personal property used or proposed to be used in its operations, except, in each case, items included within aggregate amounts disclosed in the September 30, 1996 Balance Sheet of Pima Realty or Pima Mortgage, (iv) any employment agreement or other similar arrangement not terminable by it upon 90 days or less notice without penalty to it, (v) any contract or agreement for the purchase of any commodity, material, fixed asset, or equipment in excess of $100,000, (vi) any contract or agreement creating an obligation of $100,000 or more, (vii) any contract or agreement that by its terms does not terminate or is not terminable by it without penalty to it within one year after the date hereof, (viii) any loan agreement, indenture, promissory note, conditional sales agreement, or other similar type of arrangement, (ix) any material license agreement, or (x) any contract which may result in a material loss or obligation to it. Each contract, agreement, and other arrangement to which any of Pima Realty, Pima Mortgage, or the Pima Mortgage Partners is a party is valid and enforceable in accordance with its terms; each of Pima Realty, Pima Mortgage, and the Pima Mortgage Partners and, to the best knowledge of each of Pima Realty, Pima Mortgage, and the Pima Mortgage Partners, all other parties to each of the foregoing have performed all obligations required to be performed to date; none of Pima Realty, Pima Mortgage, or the Pima Mortgage Partners, or, to the best knowledge of each of Pima Realty, Pima Mortgage, and the Pima Mortgage Partners, any such other party is in default or in arrears under the terms of any of the foregoing; and no condition exists or event has occurred which, with the giving of notice or lapse of time or both, would constitute a default under any of them.

                           (o) Compliance with Law and Other  Regulations.  None
of Pima Realty, Pima Mortgage, or the Pima Mortgage Partners is subject to or has been threatened with any material fine, penalty, liability, or disability as the result of its failure to comply with any requirement of any federal, state, local, or foreign law or regulation (including those relating to the employment of labor or to environmental matters) or any requirement of any governmental body or agency having jurisdiction over it, the conduct of its business, the use of its assets and properties, or any premises occupied by it.

                           (p)  Insurance.  Each of Pima Realty,  Pima Mortgage,
and the Pima Mortgage Partners maintains in full force and effect insurance coverage on its assets, properties, premises, operations, and personnel in such amounts and against such risks and losses as are adequate for the business engaged in by it.

                           (q) Minute Books. The minute books of Pima Realty and
each of the Pima Mortgage Partners accurately record all actions taken by their respective shareholders and directors.

                           (r) Certain Claims by the Pima Shareholders.  Each of
the Pima Shareholders agree that he will not make any claim for indemnification against ASR or Heritage (whether such claim for indemnification arises out of the status of each of the Pima Shareholders as an officer, director, employee, or agent of Pima Realty, any of the Pima Mortgage Partners, or Pima Mortgage or otherwise) with respect to any cost, judgment, or other damage incurred by any of the Pima Shareholders as a result of a proceeding brought by ASR or Heritage (collectively "Damages") to the extent such Damages are finally adjudicated by a court of competent jurisdiction to have resulted from a breach of this Agreement by any of the Pima Shareholders.

                           (s) All Business  Assets  Transferred.  The assets of
Pima Realty, Pima Mortgage, and each of the Pima Mortgage Partners constitute all of the assets necessary to conduct the business as it has been conducted by Pima Realty, Pima Mortgage, and each of the Pima Mortgage Partners prior to the date of this Agreement.

                           (t) Accuracy of  Statements.  Neither this  Agreement
nor any statement, list, certificate, or other information furnished or to be furnished by any of Pima Realty, Pima Mortgage, or the Pima Mortgage Partners to ASR or Heritage in connection with this Agreement or any of the transactions contemplated hereby contains or will contain an untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained herein or therein, in light of circumstances in which they are made, not misleading.

                  3.2 Pima Shareholders' Securities Representations and Warranties. Grove, as the sole shareholder of JG Mortgage, Parise, as the sole shareholder of FP Mortgage, and Chan, as the sole shareholder of JC Mortgage, represent and warrant to ASR and Heritage as follows:

                           (a)  Acquisition  of ASR  Common  Stock for  Grove's,
Parise's, and Chan's Account. Grove, Parise, and Chan will acquire ASR Common Stock for their own accounts and not with an intent to distribute the ASR Common Stock in violation of the Securities Act.

                           (b)  Knowledge   and   Experience  in  Financial  and
Business Matters. Each of Grove, Parise, and Chan has sufficient knowledge and experience in financial and business matters that each of Grove, Parise, and Chan is capable of evaluating the merits and risks of the acquisition of ASR Common Stock, and each of Grove, Parise, and Chan has the ability to bear the economic risk of acquiring ASR Common Stock.

                           (c) Available  Information.  Grove,  Parise, and Chan
have been supplied with, or had access to, information to which a reasonable investor would attach significance in making investment decisions, including, but not limited to, the Private Offering Memorandum, all publicly available filings by ASR under the Securities Exchange Act of 1934, and ASR's annual and quarterly reports to stockholders, any information with respect to ASR's financial condition, business, and prospects, and any other information Grove, Parise, or Chan have requested to enable Grove, Parise, or Chan to make the decision to acquire ASR Common Stock.

                           (d)  Accredited   Investor  Status.  Each  of  Grove,
Parise, and Chan is an "accredited investor," as such term is defined in Regulation D promulgated under the Securities Act.

                  3.3 Representations and Warranties of ASR and Hertage. Except as otherwise set forth in the ASR Disclosure Schedule heretofore delivered by ASR to Pima Realty, Pima Mortgage, and each of the Pima Mortgage Partners, except as disclosed in any document heretofore filed by ASR with the SEC, and except for intercompany transactions or matters among ASR and/or its subsidiaries, ASR and Heritage jointly and severally represent and warrant to Pima Realty, Pima Mortgage, and each of the Pima Mortgage Partners as follows:

                           (a)   Due   Incorporation,    Good   Standing,    and
Qualification. ASR and each of its subsidiaries are corporations duly organized, validly existing, and in good standing under the laws of the jurisdictions of their incorporation with all requisite corporate power and authority to own, operate, and lease their properties and to carry on their businesses as now being conducted. Neither ASR nor any of its subsidiaries is subject to any material disability by reason of the failure to be duly qualified as a foreign corporation for the transaction of business or to be in good standing under the laws of any jurisdiction. ASR has heretofore delivered to Pima Realty, Pima Mortgage, and each of the Pima Mortgage Partners a list setting forth, as of the date of this Agreement, each jurisdiction in which ASR and its subsidiaries is qualified to do business. Heritage is a wholly owned subsidiary of ASR and, apart from matters arising under this Agreement, has no significant assets, liabilities, or business, except for its right under this Agreement to obtain from ASR the shares of ASR Common Stock to be delivered on its behalf to the Pima Shareholders under this Agreement. (As used in this Agreement with reference to ASR, the term "subsidiaries" shall include Heritage and all other direct or indirect subsidiaries of ASR other than Pima Realty, Pima Mortgage, or the Pima Mortgage Partners. No warranty relating to ASR or the consolidated financial position of ASR and its subsidiaries taken as a whole shall be deemed to be breached as a result of any circumstances that would constitute a breach of warranty by Pima Realty, Pima Mortgage, or any of the Pima Mortgage Partners.)

                           (b)  Corporate  Authority.  ASR and Heritage have the
corporate power and authority (subject to requisite approval of the ASR Stockholders) to carry out the transactions contemplated hereby. The Special Committee and the Board of Directors of Heritage have duly authorized the execution, delivery, and performance of this Agreement.

                           (c) Capital Stock. As of the date hereof,  ASR has an
authorized capital stock consisting of 40,000,000 shares, all of which currently are classified as Common Stock but may be reclassified as to unissued shares as new classes or series of stock. As of the date hereof, 3,147,150 shares of Common Stock are issued and outstanding (exclusive of 160,742 treasury shares). As of such date, 353,078 shares of ASR Common Stock are reserved for issuance upon the exercise of outstanding ASR stock options. All of the issued and outstanding shares of capital stock of ASR and each of its subsidiaries have been validly authorized and issued and are fully paid and nonassessable.

                           (d) Options, Warrants and Rights. Neither ASR nor any
of its subsidiaries has outstanding any options, warrants, or other rights to purchase, or convert any obligation into, any shares of its capital stock, other than those referred to in Section 3.3(c).

                           (e)  Subsidiaries.  ASR has delivered to Pima Realty,
Pima Mortgage, and each of the Pima Mortgage Partners a list setting forth as of the date of this Agreement (i) the name, jurisdiction of incorporation, and list of shareholders of each subsidiary of ASR, and (ii) the name and description of every other person, corporation, partnership, joint venture, or other business association in which ASR directly or indirectly owns a material interest. The outstanding shares of capital stock of the subsidiaries of ASR owned by ASR or any of its subsidiaries are owned free and clear of all claims, liens, charges, and encumbrances.

                           (f) Financial  Statements.  The Consolidated  Balance
Sheets of ASR and subsidiaries as of December 31, 1994 and December 31, 1995 and the Consolidated Statements of Operations, Stockholders' Equity, and Cash Flows of ASR and subsidiaries for the three years ended December 31, 1995, and all related schedules and notes to the foregoing, have been certified by Deloitte & Touche LLP, independent public accountants. All of the foregoing financial statements have been prepared in accordance with generally accepted accounting principles, which were applied on a consistent basis, are correct and complete, and fairly and accurately present the financial position, results of operations, and changes of financial position of ASR and its consolidated subsidiaries as of their respective dates and for the periods indicated. Neither ASR nor any of its subsidiaries have any material liabilities or obligations of a type that would be included in a balance sheet prepared in accordance with generally accepted accounting principles, whether related to tax or non-tax matters, accrued or contingent, due or not yet due, liquidated or unliquidated or otherwise, except as and to the extent disclosed or reflected in the Consolidated Balance Sheet of ASR and its consolidated subsidiaries as of June 30, 1996 or incurred since June 30, 1996 in the ordinary course of business.

                           (g) No Material  Change.  Since June 30, 1996,  there
has not been and there is not threatened (i) any material change in the financial condition, business, properties, assets, or results of operations of ASR and its subsidiaries taken as a whole, (ii) any loss or damage (whether or not covered by insurance) to any of the assets or properties of ASR or its subsidiaries that materially affects or impairs their ability to conduct their respective businesses, (iii) any event or condition of any character that has materially and adversely affected the business or prospects (financial or otherwise) of ASR and its subsidiaries taken as a whole, or (iv) any mortgage or pledge of any material amount of the assets or properties of ASR or any of its subsidiaries, or any indebtedness incurred by ASR or any of its subsidiaries, other than indebtedness, not material in the aggregate, incurred in the ordinary course of business.

                           (h)  Title to  Properties.  ASR and its  subsidiaries
have good and marketable title to all of their respective real and personal properties, including all properties reflected in ASR's Consolidated Balance Sheet as of June 30, 1996, or acquired subsequent to June 30, 1996 (except property disposed of subsequent to that date in the ordinary course of business or property related to discontinued operations). Such assets and properties are not subject to any mortgage, pledge, lien, claim, encumbrance, charge, security interest or title retention, or other security arrangement, except for liens for the payment of federal, state, and other taxes, the payment of which is neither delinquent nor subject to penalties, and except for other liens and encumbrances incidental to the conduct of the business of ASR and its subsidiaries or the ownership of their assets or properties, which were not incurred in connection with the borrowing of money or the obtaining of advances and which do not in the aggregate materially detract from the value of the assets or properties of ASR and its subsidiaries taken as a whole or materially impair the use thereof in the operation of their respective businesses, except in each case as disclosed in ASR's Consolidated Balance Sheet as of June 30, 1996. All leases pursuant to which ASR or any of its subsidiaries leases any substantial amount of real or personal property are valid and effective in accordance with their respective terms.

                           (i)   Litigation.   There  are  no  actions,   suits,
proceedings, or other litigation pending or, to the knowledge of ASR, threatened against or affecting ASR or any of its subsidiaries, at law or in equity, or before or by any federal, state, municipal, or other governmental department, commission, board, bureau, agency, or instrumentality which, if determined adversely to ASR or its subsidiaries, would individually or in the aggregate have a materially adverse effect on the business, assets, properties, operations, or prospects or on the condition, financial or otherwise, of ASR and its subsidiaries, taken as a whole.

                           (j) Rights and  Licenses.  Neither ASR nor any of its
subsidiaries is subject to any material disability or liability by reason of its failure to possess any trademark, trademark right, trade name, trade name right, or license.

                           (k) No Violation.  The execution and delivery of this
Agreement and the consummation of the transactions contemplated hereby will not violate or result in a breach by ASR or any of its subsidiaries of, or constitute a default under, or conflict with, or cause any acceleration of any obligation with respect to (i) any provision or restriction of any charter, bylaw, loan, indenture, or mortgage of ASR or any of its subsidiaries, or (ii) any provision or restriction of any lien, lease agreement, contract, instrument, order, judgment, award, decree, ordinance, or regulation or any other restriction of any kind or character to which any assets or properties of ASR or any of its subsidiaries is subject or by which ASR or any of its subsidiaries is bound.

                           (l) Taxes.  ASR and its  subsidiaries  have filed all
federal, state, foreign, local, and any other applicable tax returns and reports required to be filed and have paid in full or adequately reserved for all taxes shown due thereon (together with all interest, penalties, assessments, and deficiencies assessed in connection therewith due through the date hereof). Such tax returns and reports are correct in all material respects. Federal tax returns of ASR and its subsidiaries have been audited by the Internal Revenue Service through the year ended December, 31, 1991, and the results of such audits are duly reflected in the financial statements described in Section 3.3(f) above.

                           (m) Accounts  Receivable.  The accounts receivable of
ASR and its subsidiaries have been acquired in the ordinary course of business, are valid and enforceable, and are fully collectible, subject to no known defenses, setoffs, or counterclaims, except to the extent of the reserve reflected in the books of ASR and its subsidiaries or in such other amount that is not material in the aggregate.

                           (n)   Contracts.   Neither   ASR   nor   any  of  its
subsidiaries is a party to (i) any plan or contract providing for bonuses, pensions, options, stock purchases, deferred compensation, retirement payments, or profit sharing (other than profit sharing or bonus arrangements with officers and key personnel of subsidiaries), (ii) any collective bargaining or other contract or agreement with any labor union, (iii) any lease, installment purchase agreement, or other contract with respect to any real or personal property used or proposed to be used in its operations except, in each case, items included within aggregate amounts disclosed in ASR's June 30, 1996 Consolidated Balance Sheet, (iv) any employment agreement or other similar arrangement not terminable by it upon 90 days or less notice without penalty to it, (v) any contract or agreement for the purchase of any commodity, material, fixed asset, or equipment in excess of $500,000, (vi) any contract or agreement creating an obligation of $500,000 or more, (vii) any contract or agreement that by its terms does not terminate or is not terminable by it without penalty to it within one year after the date hereof, (viii) any loan agreement, indenture, promissory note, conditional sales agreement, or other similar type of arrangement, (ix) any material license agreement, or (x) any contract that may result in a material loss or obligation to it. All contracts, agreements, and other arrangements to which ASR or any of its subsidiaries is a party are valid and enforceable in accordance with their terms; ASR, its subsidiaries, and all other parties to each of the foregoing have performed all obligations required to be performed to date; neither ASR, nor any of its subsidiaries, nor any such other party is in default or in arrears under the terms of any of the foregoing; and no condition exists or event has occurred which, with the giving of notice or lapse of time or both, would constitute a default under any of them.

                           (o)  Compliance  with  Law  and  Other   Regulations.
Neither ASR nor any of its subsidiaries is subject to or has been threatened with any material fine, penalty, or disability as the result of its failure to comply with any requirements of any federal, state, local, or foreign law or regulation (including those relating to the employment of labor and to environmental matters) or any requirement of any governmental body or agency having jurisdiction over it, the conduct of its business, the use of its assets and properties, or any premises occupied by it.

                           (p)  Insurance.  ASR  and  each  of its  subsidiaries
maintains in full force and effect insurance coverage on their assets, properties, premises, operations, and personnel in such amounts and against such risks and losses as are adequate and customary for the respective businesses engaged in by ASR and its subsidiaries.

                           (q) Minute Books. The minute books of ASR and each of
its subsidiaries accurately record all actions taken by their respective stockholders and directors.

                           (r) SEC  Reports.  ASR's  report on Form 10-K for the
year ended December 31, 1995 filed with the SEC and all subsequent reports and proxy statements filed by ASR thereafter pursuant to Section 13(a) or 14(a) of the Securities Exchange Act of 1934 do not contain a misstatement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading as of the time the document was filed. Since the filing of such report on Form 10-K, no other report, proxy statement, or other document has been required to be filed by ASR pursuant to
Section 13(a) or 14(a) of the Securities Exchange Act of 1934 that has not been filed.

                           (s) Accuracy of  Statements.  Neither this  Agreement
nor any statement, list, certificate, or other information furnished or to be furnished by ASR or Heritage to Pima Realty, Pima Mortgage, or any of the Pima Mortgage Partners in connection with this Agreement or any of the transactions contemplated hereby contains or will contain an untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained herein or therein, in light of the circumstances in which they are made, not misleading.

                           (t)  Status of ASR  Common  Stock to be  Issued.  The
shares of ASR Common Stock into which the shares of Pima Realty and the Pima Mortgage Partners Common Stock will be converted pursuant to this Agreement will be when issued validly authorized and issued, fully paid, and nonassessable, and listed for trading on the American Stock Exchange.

IV.      COVENANTS

                  4.1 Covenants of Pima Realty, Pima Mortgage, the Pima Mortgage Partners, and the Pima Shareholders. Each of Pima Realty, Pima Mortgage, the Pima Mortgage Partners, and the Pima Shareholders agrees that, unless ASR otherwise agrees in writing and except as set forth in the Pima Realty
Disclosure Schedule, the JG Mortgage Disclosure Schedule, the JC Mortgage Disclosure Schedule, the FP Mortgage Disclosure Schedule, or the Pima Mortgage Disclosure Schedule, prior to the Effective Date:

                           (a)  Preservation  of Business.  Each of Pima Realty,
Pima Mortgage, and the Pima Mortgage Partners shall use its best efforts to (i) preserve intact its present business organization, (ii) preserve its present goodwill and advantageous relationships with investors and all other persons having business dealings with it, and (iii) preserve and maintain in force all its licenses, registrations, franchises, patents, trademarks, copyrights, bonds, and other similar rights. None of Pima Realty, Pima Mortgage, and the Pima Mortgage Partners shall enter into any employment agreements with any of its officers or management personnel, which may not be cancelled by it without penalty upon notice not exceeding 90 days. Each of Pima Realty, Pima Mortgage, and the Pima Mortgage Partners shall maintain in force all property, casualty, fiduciary, directors and officers, and other forms of insurance that it is presently carrying.

                           (b)  Ordinary  Course.  Each  of  Pima  Realty,  Pima
Mortgage, and the Pima Mortgage Partners shall operate its business only in the usual, regular, and ordinary course and manner. Without limiting the foregoing, none of Pima Realty, Pima Mortgage, and the Pima Mortgage Partners shall (i) encumber or mortgage any property or assets, (ii) incur any obligation (contingent or otherwise) or purchase or acquire, or transfer or convey, any material assets or properties, or enter into any transaction or make or enter into any contract or commitment, except in the ordinary course of business, or
(iii) acquire any stock or other equity interest in any corporation, trust, or other entity.

                           (c)  Books and  Records.  Each of Pima  Realty,  Pima
Mortgage, and the Pima Mortgage Partners shall maintain its books, accounts, and records in the usual, regular, and ordinary manner and on a basis consistent with prior years, and shall comply with all laws applicable to it or to the conduct of its business.

                           (d) No Organic Change. Except as contemplated in this
Agreement or the Master Combination and Contribution Agreement, neither Pima Realty nor Pima Mortgage, nor any of the Pima Mortgage Partners shall (i) amend its Articles of Incorporation or Bylaws, (ii) make any change in its capital stock by reclassification, subdivision, reorganization, or otherwise, or (iii) merge or consolidate with any other corporation, trust, or entity or change the character of its business.

                           (e) No Issuance by Pima Realty,  Pima Mortgage or the
Pima Mortgage Partners of Shares, Options, Partnership Units, or Other Securities. Neither Pima Realty nor any of the Pima Mortgage Partners shall (i) issue any shares of capital stock, or (ii) grant any option, warrant, or other right to purchase or to convert any obligation into shares of its capital stock. Pima Mortgage shall not issue any general partnership interests or limited partnership interests.

                           (f) Compensation. None of Pima Realty, Pima Mortgage,
or the Pima Mortgage Partners shall (i) increase the compensation payable to any officer or to other management personnel from the amount payable as of June 30, 1996, except in accordance with normal and customary practice, or (ii) introduce or change any pension or profit sharing plan, or any other employee benefit arrangement, except as a result of collective bargaining negotiations, except for insubstantial changes necessary to comply with the minimum requirements of the Internal Revenue Code of 1986 or the Employee Retirement Income Security Act of 1974, or except as disclosed in the Pima Realty Disclosure Schedule, the JG
Advisors Disclosure Schedule, the JC Advisors Disclosure Schedule, the FP Advisors Disclosure Schedule, or the Pima Mortgage Disclosure Schedule.

                           (g)  Dividends.  Neither  Pima  Realty nor any of the
Pima Mortgage Partners shall declare, make, or pay any dividend or other distribution with respect to its Common Stock or otherwise or purchase, redeem, or otherwise acquire any shares of its Common Stock, except that (i) distributions may be made to Grove of (A) all cash held by JG Mortgage in excess of the difference between the total current assets of JG Mortgage and the total current liabilities of JG Mortgage on the Effective Date and (B) all securities held by the JG Mortgage on the Effective Date, (ii) distributions may be made to Parise of (A) all cash held by FP Mortgage in excess of the difference between the total current assets of FP Mortgage and the total current liabilities of FP Mortgage on the Effective Date and (B) all of the securities held by FP Mortgage on the Effective Date, (iii) distributions may be made to Chan of (A) all cash held by JC Mortgage in excess of the difference between the total current assets of FP Mortgage and the total current liabilities of JC Mortgage on the Effective Date and (B) all of the securities held by JC Mortgage on the Effective Date, and (iv) distributions may be made to the Pima Shareholders of (A) all cash held by Pima Realty in excess of the difference between the total current assets of Pima Realty and total current liabilities of Pima Realty on the Effective Date and (B) all of the securities held by Pima Realty on the Effective Date.

                           (h) Consents and Approvals. Each of Pima Realty, Pima
Mortgage, and the Pima Mortgage Partners shall use its best efforts to obtain all necessary consents and approvals of other persons and governmental authorities to the performance by it of the transactions contemplated by this Agreement. Each of Pima Realty, Pima Mortgage, and the Pima Mortgage Partners shall make all filings, applications, statements, and reports to all federal and state government agencies or entities, which are required to be made prior to the Effective Date by it or on its behalf pursuant to any statute, rule, or regulation in connection with the transactions contemplated by this Agreement.

                  4.2 Covenants of ASR. ASR agrees that, unless Pima Realty, Pima Mortgage and each of the Pima Mortgage Partners otherwise agree in writing and except as set forth in the ASR Disclosure Schedule, prior to the Effective
Date:

                           (a) Preservation of Business.  ASR shall use its best
efforts to (i) preserve intact the present business organization of ASR and its subsidiaries, (ii) preserve the present goodwill and advantageous relationships of ASR and its subsidiaries with investors and all other persons having business dealings with ASR and its subsidiaries, and (iii) preserve and maintain in force all licenses, registrations, franchises, patents, trademarks, copyrights, bonds, and other similar rights of ASR and its subsidiaries. ASR and its subsidiaries shall not enter into any employment agreements with any of their officers or management personnel, which may not be cancelled by them without penalty upon notice not exceeding 90 days. ASR and its subsidiaries shall maintain in force all property, casualty, fidelity, directors and officers, and other forms of insurance which they are presently carrying.

                           (b) Ordinary Course.  ASR and its subsidiaries  shall
operate their business only in the usual, regular, and ordinary course and manner. Without limiting the foregoing, neither ASR nor any subsidiary of ASR shall (i) encumber or mortgage any property or assets, (ii) incur any obligation (contingent or otherwise) or purchase or acquire, or transfer or convey, any material assets or properties or enter into any transaction or make or enter into any contract or commitment, except in the ordinary course of business, or
(iii) acquire any stock or other equity interest in any corporation, trust, or other entity. Notwithstanding anything herein to the contrary, ASR shall not be precluded from disposing of any business, including the related assets, previously identified as being discontinued.

                           (c) Books and Records. ASR and its subsidiaries shall
maintain their books, accounts, and records in the usual, regular, and ordinary manner and on a basis consistent with prior years, and shall comply with all laws applicable to them or to the conduct of their business.

                           (d) No Organic Change. Except as contemplated by this
Agreement or the Master Combination and Contribution agreement, neither ASR nor its subsidiaries shall (i) amend their Articles of Incorporation or Bylaws, except for those amendments set forth in the Proxy Statement, (ii) make any change in their capital stock by reclassification, subdivision, reorganization, or otherwise, or (iii) merge or consolidate with any other corporation, trust, or entity, or change the character of their business.

                           (e) No  Issuance by ASR of Shares,  Option,  or Other
Securities. Except as contemplated hereby or by the Master Combination and Contribution Agreement, neither ASR nor its subsidiaries shall (i) issue any shares of capital stock (except for the issuance of shares of ASR Common Stock upon the exercise of outstanding stock options), or (ii) grant any option, warrant, or other right to purchase or to convert any obligation into shares of capital stock other than the grant of options covering a maximum of 5,901 shares under ASR's Stock Option Plan.

                           (f)  Compensation.  Except for the  payment by ASR of
the greater of one percent (1%) of the purchase price of the Properties (as defined in the Master Combination and Contribution Agreement) or $800,000 in cash, deferred compensation, or ASR Common Stock that may be issued to officers of ASR in connection with their efforts relating to the transactions contemplated by the Master Combination and Contribution Agreement, neither ASR nor its subsidiaries shall (i) increase the compensation payable to any elected officer or to other management personnel from the amount payable as of June 30, 1996 or pay any bonuses to any of such persons or their affiliates, except in accordance with normal and customary practice, (ii) introduce or change any pension or profit sharing plan, or any other employee benefit arrangement, except as a result of collective bargaining negotiations, except for insubstantial changes necessary to comply with the minimum requirements of the Internal Revenue Code of 1986 or the Employee Retirement Income Security Act of 1974, or except as disclosed in the ASR Disclosure Schedule, or (iii) increase the amounts payable under contracts with Pima Realty or Pima Mortgage.

                           (g)  Dividends.  ASR shall not declare,  make, or pay
any dividend or other distribution with respect to ASR Common Stock or otherwise, other than regular quarterly cash dividends of $.50 per share, or purchase, redeem, or otherwise acquire any shares of ASR Common Stock.

                           (h)  Consents and  Approvals.  ASR shall use its best
efforts to obtain all necessary consents and approvals of other persons and governmental authorities to the performance by ASR of the transactions contemplated by this Agreement. ASR shall make all filings, applications, statements, and reports to all federal and state government agencies and entities that are required to be made prior to the Effective Date by or on behalf of ASR or its subsidiaries pursuant to any statute, rule, or regulation in connection with the transactions contemplated by this Agreement.

V.       CONDITIONS PRECEDENT TO OBLIGATIONS

                  5.1 Conditions Precedent to the Obligations of ASR and Heritage. The obligations of ASR and Heritage under this Agreement are, at the option of ASR and Heritage, subject to the satisfaction of the following conditions on or before the Effective Date:

                           (a) Accuracy of Representations  and Warranties.  The
representations and warranties of Pima Realty, Pima Mortgage, each of the Pima Mortgage Partners, and each of the Pima Shareholders herein contained shall have been true and correct in all material respects when made and, in addition, shall be true and correct in all material respects on and as of the Effective Date with the same force and effect as though made on and as of the Effective Date, except as affected by transactions contemplated hereby.

                           (b)  Performance  of  Agreements.  Pima Realty,  Pima
Mortgage, each of the Pima Mortgage Partners, and each of the Pima Shareholders shall have in all material respects performed all obligations and agreements and complied with all covenants and conditions contained in this Agreement to be performed and complied with by them on or prior to the Effective Date.

                           (c) Corporate Approvals.  All necessary action on the
part of the shareholders of Pima Realty and each of the Pima Mortgage Partners and the general partners of Pima Mortgage adopting this Agreement and approving the transactions contemplated hereby shall have been taken no later than the Commitment Date in connection with the transactions contemplated by the Master Combination and Contribution Agreement.

                           (d)  Opinion of Counsel  for Pima Realty and the Pima
Mortgage Partners. ASR shall have received an opinion of O'Connor, Cavanagh, Anderson, Killingsworth & Beshears, a professional association, dated the Effective Date, in form and substance satisfactory to ASR, the Special Committee, and their counsel, to the effect that:

                                    (i)  each  of  Pima   Realty  and  the  Pima
Mortgage Partners is a corporation validly existing and in good standing under the laws of the state of Arizona and has the requisite corporate power and authority under the laws of such state to own, lease, and operate its properties, to carry on its business as then being conducted, and to consummate the transactions contemplated hereby;

                                    (ii) all necessary corporate  proceedings of
the Board of Directors and the shareholders of each of Pima Realty and the Pima Mortgage Partners to approve and adopt this Agreement and to authorize the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly taken;

                                    (iii)  each of  Pima  Realty  and  the  Pima
Mortgage Partners has the corporate power and authority to execute and deliver this Agreement, and this Agreement has been duly authorized, executed, and delivered by it and constitutes its legal, valid, and binding obligation;

                                    (iv)  such  counsel  knows  of  no  actions,
suits, or proceedings pending or threatened against Pima Realty, Pima Mortgage, the Pima Mortgage Partners, or the Pima Shareholders at law or in equity, or before or by any federal, state, municipal, or other governmental department, commission, board, bureau, agency, or instrumentality that would result in a breach of the representation and warranty set forth in Section 3.1(i) of this Agreement; and

                                    (v)  the  consummation  of the  transactions
contemplated hereby will not violate or result in a breach of or constitute a default by any of Pima Realty, Pima Mortgage, or the Pima Mortgage Partners under any provision of any indenture, mortgage, lien, lease, agreement, contract, instrument, order, judgment, decree, award, ordinance, regulation or any other restriction of any kind or character known to such counsel, to which any of Pima Realty, Pima Mortgage, the Pima Mortgage Partners, or the Pima Shareholders is a party or by which any of them is bound.

                  With  respect to the  opinions  expressed  pursuant to clauses
(iv) and (v) above, such opinion may be based upon a certificate or certificates of an officer or officers of Pima Realty, Pima Mortgage, or the Pima Mortgage Partners, and such counsel may rely on opinions of other counsel satisfactory to ASR and its counsel, which opinions are delivered in connection with this Agreement.

                           (e) No  Material  Adverse  Change.  There shall be no
material adverse change in the business, property, or financial condition of any of Pima Realty, Pima Mortgage, or the Pima Mortgage Partners.

                           (f)  Litigation.  No  action  or  proceeding  by  any
governmental agency shall have been instituted or threatened that would enjoin, restrain, or prohibit, or might result in substantial damages in respect of, this Agreement or the consummation of the transactions contemplated by this Agreement and would, in the reasonable judgment of ASR and Heritage, make it inadvisable to consummate such transactions, and no court order shall have been entered in any action or proceeding instituted by any other party that enjoins, restrains, or prohibits this Agreement or consummation of the transactions contemplated by this Agreement.

                           (g) Listing on Stock  Exchange.  All of the shares of
ASR Common Stock to be issued hereunder shall have been authorized for listing, subject to official notice of issuance, on the American Stock Exchange.

                           (h)   Proceedings   Satisfactory   to  Counsel.   All
proceedings taken by Pima Realty, Pima Mortgage, each of the Pima Mortgage Partners, and the Pima Shareholders and all instruments executed and delivered by such parties on or prior to the Effective Date in connection with the transactions herein contemplated shall be satisfactory in form and substance to counsel for the Special Committee.

                           (i) Employment Agreements. Each of Grove, Parise, and
Chan shall have each executed an Employment Agreement in substantially the form of Exhibit 4 hereto.

                           (j) Receipt of Fairness Opinion;  Approval of Special
Committee and ASR Stockholders. The Special Committee shall have received a favorable fairness opinion from Oppenheimer & Co., Inc. respecting the Pima Realty Merger and the Pima Mortgage Merger. The Special Committee shall have approved the Pima Realty Merger and the Pima Mortgage Merger as set forth herein and the stockholders of ASR shall have approved the transactions contemplated by the Master Combination and Contribution Agreement (which includes the Pima Realty Merger and the Pima Mortgage Merger as set forth herein) in accordance with applicable state law and ASR's Articles of Incorporation and Bylaws.

                           (k) Approval of ASR Stockholders. The stockholders of
ASR shall have approved the (i) issuance of up to 1,980,000 shares of ASR Common Stock in connection with the transactions contemplated by the Master Combination and Contribution Agreement or (ii) the issuance of 262,000 shares of ASR Common Stock in connection with the Pima Realty Merger and the Pima Mortgage Merger and the amendment of ASR's Bylaws to exclude the Pima Realty Merger and Pima Mortgage Merger from the ASR Bylaw provision requiring an appraisal of property being purchased from an affiliated or related party.

                  5.2 Conditions Precedent to the Obligations of Pima Realty, Pima Mortgage, Each of the Pima Mortgage Partners, and the Pima Shareholders. The obligations of Pima Realty, Pima Mortgage, each of the Pima Mortgage Partners, and the Pima Shareholders under this Agreement are, at the option of Pima Realty, Pima Mortgage, each of the Pima Mortgage Partners, and the Pima Shareholders, subject to the satisfaction of the following conditions on or before the Effective Date:

                           (a) Accuracy of Representations  and Warranties.  The
representations and warranties of ASR and Heritage herein contained shall have been true and correct in all material respects when made and, in addition, shall be true and correct in all material respects on and as of the Effective Date with the same force and effect as though made on and as of the Effective Date, except as affected by transactions contemplated hereby.

                           (b) Performance of Agreements. ASR and Heritage shall
have in all material respects performed all obligations and agreements and complied with all covenants and conditions contained in this Agreement to be performed and complied with by them on or prior to the Effective Date.

                           (c) Corporate  Approval.  All  necessary  corporation
action on the part of the stockholders of ASR and Heritage to approve the Master Combination and Contribution Agreement (which includes the Pima Realty Merger and the Pima Mortgage Merger as set forth herein) shall have been taken by the Effective Date.

                           (d) Opinion of Counsel  for ASR.  Each of Pima Realty
and the Pima Mortgage Partners shall have received an opinion of O'Connor, Cavanagh, Anderson, Killingsworth & Beshears, a professional association, dated the Effective Date, satisfactory in form and substance to each of them, to the effect that:

                                    (i) ASR and Heritage are  corporations  duly
organized, validly existing, and in good standing under the laws of the state of Maryland and the state of Arizona, respectively, and have the corporate power and authority under the law of the applicable state to own, lease, and operate their properties, to carry on their businesses as then being conducted, and to consummate the transactions contemplated hereby;

                                    (ii) all necessary corporate  proceedings of
the Boards of Directors and stockholders of ASR and Heritage to authorize the execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement have been duly and validly taken;

                                    (iii) ASR and Heritage have corporate  power
and authority to execute and deliver this Agreement, and this Agreement has been duly authorized, executed, and delivered by them, and constitutes their legal, valid, and binding obligations;

                                    (iv)  such  counsel  knows  of  no  actions,
suits, or proceedings pending or threatened against ASR or any of its subsidiaries, including Heritage, at law or in equity, or before or by any federal, state, municipal, or other governmental department, commission, board, bureau, agency, or instrumentality that would result in a breach of the representation and warranty set forth in Section 3.3(i) of this Agreement;

                                    (v)  the  consummation  of the  transactions
provided for in this Agreement will not violate or result in a breach of or constitute a default under any provision of any indenture, mortgage, lien, lease, agreement, contract, instrument, order, judgment, decree, award, ordinance, regulation, or any other restriction of any kind or character known to such counsel, to which ASR or Heritage is a party or by which either is bound;

                                    (vi) the  shares of ASR  Common  Stock to be
issued in accordance with this Agreement are duly authorized and will be, upon the effectiveness of the mergers provided for in this Agreement, validly issued, fully paid, non-assessable, and listed for trading on the American Stock Exchange; and

                                    (vii)  the  shares  of  ASR   Common   Stock
issuable upon exercise of the stock options issued to the Pima Shareholders, when so issued, will be duly and validly authorized and issued, fully paid, non-assessable and listed for trading, subject to official notice of issuance on the American Stock Exchange.

                  With  respect to the  opinions  expressed  pursuant to clauses
(iv) and (v) of this subparagraph, such opinion may be based upon a certificate or certificates of an officer or officers of ASR or its subsidiaries, including Heritage, and such counsel may rely on opinions of other counsel satisfactory to Pima Realty and Pima Mortgage, which opinions are delivered in connection with this Agreement.

                           (e) No  Material  Adverse  Change.  There shall be no
material adverse change in the business, properties, or financial condition of ASR or Heritage.

                           (f)  Litigation.  No  action  or  proceeding  by  any
governmental agency shall have been instituted or threatened that would enjoin, restrain, or prohibit, or might result in substantial damages in respect of, this Agreement or the consummation of the transactions contemplated by this Agreement and would, in the reasonable judgment of Pima Realty, the Pima Mortgage Partners, or the Pima Shareholders make it inadvisable to consummate such transactions, and no court order shall have been entered in any action or proceeding instituted by any other party that enjoins, restrains, or prohibits this Agreement or consummation of the transactions contemplated by this Agreement.

                           (g) Listing on Stock  Exchange.  All of the shares of
ASR Common Stock to be issued hereunder shall have been authorized for listing, subject to official notice of issuance, on the American Stock Exchange.

                           (h)   Proceedings   Satisfactory   to  Counsel.   All
proceedings taken by ASR and Heritage and all instruments executed and delivered by ASR and Heritage on or prior to the Effective Date in connection with the transactions herein contemplated shall be satisfactory in form and substance to counsel for Pima Realty and the Pima Mortgage Partners.

VI.      WAIVER, MODIFICATION, ABANDONMENT

                  6.1 Waivers. The failure of any of Pima Realty, Pima Mortgage, the Pima Mortgage Partners, or the Pima Shareholders to comply with any of its or their obligations, agreements, or conditions as set forth herein may be waived expressly in writing by ASR and Heritage, by action of their respective Boards of Directors without the requirement for a vote of their stockholders. The failure of ASR and Heritage to comply with any of their obligations, agreements, or conditions as set forth herein may be waived expressly in writing by either Pima Realty or the Pima Mortgage Partners without the vote of their shareholders.

                  6.2 Modification. This Agreement may be modified at any time in any respect by the mutual consent of all of the parties, notwithstanding prior approval by the shareholders. Any such modification may be approved for any party by its Board of Directors, without further shareholder approval, except that the number of shares of ASR Common Stock to be issued in exchange for the shares of Pima Realty and the Pima Mortgage Partners Common Stock may not be increased without the consent of ASR's stockholders and may not be decreased without the consent of the Pima Shareholders given, in each case, by the same vote as is required under applicable state law for approval of this Agreement.

                  6.3 Abandonment. The Pima Realty Merger and the Pima Mortgage Merger may be abandoned on or before the Effective Date, notwithstanding adoption of this Agreement by the shareholders of the parties hereto:

                           (a)  By  the  mutual   agreement  of  the  Boards  of
Directors of ASR, Heritage, Pima Realty, and the Pima Mortgage Partners;

                           (b) By the Boards of Directors of ASR or Heritage, if
any of the conditions provided in Section 5.1 shall not have been satisfied, complied with, or performed in any material respect, and ASR and Heritage shall not have waived such failure of satisfaction, noncompliance, or nonperformance;

                           (c)  By  the  Pima   Shareholders,   if  any  of  the
conditions provided in Section 5.2 shall not have been satisfied, complied with, or performed in any material respect, and the Pima Shareholders shall not have waived such failure of satisfaction, noncompliance, or nonperformance;

                           (d) By Pima Realty,  the Pima Mortgage  Partners,  or
ASR if any of (i) the Pima Shareholders, as the sole shareholders of Pima Realty, (ii) Grove, as the sole shareholder of JG Mortgage, (iii) Chan, as the sole shareholder of JC Mortgage, or (iv) Parise, as the sole shareholder of FP Mortgage, has not adopted this Agreement on or prior to the Commitment Date;

                           (e) By Pima Realty,  the Pima Mortgage  Partners,  or
ASR if the stockholders of ASR do not vote to approve the (i) issuance of up to 1,980,000 shares of ASR Common Stock in connection with the transactions contemplated by the Master Combination and Contribution Agreement or (ii) the issuance of 262,000 shares of ASR Common Stock in connection with the Pima Realty Merger and the Pima Mortgage Merger and the amendment of ASR's Bylaws to exclude the Pima Realty Merger and the Pima Mortgage Merger from the ASR Bylaw provision requiring an appraisal of property being purchased from an affiliated or related party; or

                           (f) At the  option  of ASR,  Heritage,  and the  Pima
Shareholders, if there shall have been instituted and be pending or threatened any legal proceeding before any court or governmental agency seeking to restrain or prohibit or to obtain damages in respect of this Agreement or the consummation of any of the transactions contemplated by this Agreement, or if any order restraining or prohibiting any of the transactions shall have been issued by any court or governmental agency and shall be in effect.

                  In the event of any  termination  pursuant to this Section 6.3
(other than pursuant to subparagraph (a) hereof) written notice setting forth the reasons thereof shall forthwith be given by the terminating party to all other parties. This Agreement shall terminate automatically if the Effective Date shall not have occurred on or before the Closing Date as specified in the Master Combination and Contribution Agreement, or such later date as shall have been agreed to by the parties hereto under Section 6.2.

                  6.4 Effect of Abandonment. If the Pima Realty Merger or the Pima Mortgage Merger is abandoned as provided for in this Section, (a) this Agreement shall forthwith become wholly void and of no effect without liability to any party to this Agreement or to the directors, officers, stockholders, representatives, and agents of any such party, and (b) ASR, Pima Realty, and the Pima Mortgage Partners shall each pay their own fees and expenses incident to the negotiation, preparation, and execution of this Agreement and the obtaining of the necessary approvals thereof, including fees and expenses of its counsel, accountants, investment bankers, and other experts.

                  6.5 Closing. The consummation of the transactions contemplated hereby shall occur at the same place and at the same time as the closing of the Master Combination and Contribution Agreement; provided, however, if the issuance of shares of ASR Common Stock in connection with the transactions contemplated by the Master Combination and Contribution Agreement other than the Pima Realty Merger and the Pima Mortgage Merger does not receive the approval of the ASR stockholders, the consummation of the transactions contemplated hereby shall occur as soon as practicable following the date upon which the issuance of shares of ASR Common Stock in connection with the Pima Realty Merger and the Pima Mortgage Merger and the amendment of ASR's Bylaws to exclude the Pima Realty Merger and the Pima Mortgage Merger from the ASR Bylaw provision requiring an appraisal of propoerty being purchased from an affiliated or related party is approved by the ASR stockholders. At the Closing, Heritage shall file the certificates of mergers under the laws of Arizona. In addition, the following deliveries shall be made:

                           (a)  Deliveries by ASR and Heritage.  At the Closing,
ASR and Heritage shall deliver the following to each of Grove, Chan, and Parise, collectively as the Pima Shareholders and individually as the sole stockholders of each of JG Mortgage, JC Mortgage, and FP Mortgage, respectively:

                                    (i)  Certificates  registered in the name of
each of Grove, Chan, and Parise for the shares of ASR Common Stock as contemplated by Section 1.1(e) and 1.2(e) hereof;

                                    (ii) A copy of each of the  certificates  of
Merger as filed with the Secretary of State of Arizona;

                                    (iii)  A  certificate  executed  by  a  duly
authorized officer of Heritage stating that Heritage's representation and warranties contained herein are true and correct on and as of the Closing Date with the same force and effect as if made on the Closing Date and that all covenants and agreements required to be performed by Heritage under this Agreement prior to the Closing have been performed in accordance with the terms of this Agreement.

                           (b)  Deliveries  by  the  Pima  Shareholders.  At the
Closing, the Pima Shareholders shall deliver the following to ASR and Heritage:

                                    (i)  Certificates for all of the outstanding
shares of Pima Realty and each of the Pima Mortgage Partners, duly endorsed for transfer to Heritage, as contemplated in Sections 1.1(e) and 1.2(e) hereof;

                                    (ii) Certificates executed by each of Grove,
Chan, and Parise stating that each of Grove's, Chan's, and Parise's representations and warranties contained herein are true and correct on and as of the Closing Date with the same force and effect as if made on the Closing Date and that all covenants and agreements required to be performed by each of Grove, Chan, and Parise under this Agreement prior to the Closing have been performed in accordance with the terms of this Agreement.

VII.     GENERAL

                  7.1  Indemnity  Against  Finders.   Each  party  hereto  shall
indemnify and hold the other parties harmless against any claim for finders' fees based on alleged retention of a finder by it.

                  7.2 Controlling Law. This Agreement and all questions relating to its validity, interpretation, performance and enforcement, shall be governed by and construed in accordance with the laws of the state of Arizona, notwithstanding any Arizona or other conflict-of-law provisions to the contrary.

                  7.3 Notices. All notices, requests, demands, and other communications required or permitted under this Agreement shall be in writing and shall be deemed to have been duly given, made, and received when delivered against receipt or when deposited in the United States mails, first class postage prepaid, addressed as set forth below: If to ASR or Heritage:

                           335 North Wilmot
                           Suite 250
                           Tucson, Arizona 85711
                           Attention: President


                           If to the Pima Mortgage Partners or Pima Realty:

                           6300 East El Dorado Plaza
                           Suite 200
                           Tucson, Arizona 85715
                           Attention: Frank S. Parise, Jr.

                           If to Grove, Parise, or Chan:

                           6300 East El Dorado Plaza
                           Suite 200
                           Tucson, Arizona 85715

                  Any party may alter the address to which communications or copies are to be sent by giving notice to such of change of address in conformity with the provisions of this paragraph for the giving of notice.

                  7.4 Binding Nature of Agreement; No Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that no party may assign or transfer its rights or obligations under this Agreement without the prior written consent of the other parties hereto.

                  7.5  Entire  Agreement.  This  Agreement  contains  the entire understanding among the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements and understandings, inducements or conditions, express or implied, oral or written, except as herein contained. The express terms hereof control and supersede any course of performance and/or usage of the trade inconsistent with any of the terms hereof. This Agreement may not be modified or amended other than by an agreement in writing.

                  7.6 Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument. This Agreement shall be binding when one or more counterparts hereof, individually or together, shall bear the signatures of the parties affected hereon as the signatories.

                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

JC MORTGAGE ADVISORS, INC.                 ASR INVESTMENTS CORPORATION


By:/s/ Joseph C. Chan                      By:/s/ Jon A. Grove
   ----------------------------------         ----------------------------------
Its:   President                           Its:   President
    ---------------------------------          ---------------------------------


By:                                        By:
   ----------------------------------         ----------------------------------
Its:                                       Its:
    ---------------------------------          ---------------------------------

JG MORTGAGE ADVISORS, INC.                 HERITAGE RESIDENTIAL GROUP, INC.

By:/s/ Jon A. Grove                        By:/s/ Jon A. Grove
   ----------------------------------         ----------------------------------
Its:   President                           Its:   President
    ---------------------------------          ---------------------------------


By:                                        By:
   ----------------------------------         ----------------------------------
Its:                                       Its:
    ---------------------------------          ---------------------------------

FP MORTGAGE ADVISORS, INC.                 PIMA REALTY ADVISORS, INC.

By:/s/ Frank S. Parise, Jr.                By:/s/ Jon A. Grove
   ----------------------------------         ----------------------------------
Its:   President                           Its:   Authorized Representitive
    ---------------------------------          ---------------------------------


By:                                        By:
   ----------------------------------         ----------------------------------
Its:                                       Its:
    ---------------------------------          ---------------------------------


JON A. GROVE                               PIMA MORTGAGE LIMITED
                                           PARTNERSHIP


/s/ Jon A. Grove
-------------------------------------

FRANK S. PARISE, JR.                       By:/s/ Jon A. Grove
                                              ----------------------------------
                                           Its:   Authorized Representative
                                               ---------------------------------
/s/ Frank S. Parise, Jr.
-------------------------------------
                                           JOSEPH C. CHAN

                                           /s/ Joseph C. Chan
                                           -------------------------------------
                                       24